Exhibit 99.1

Seneca Gaming Corporation

Excerpts from Transcript of Conference Call

January 5, 2010

The following are excerpts from a conference call held on January 5, 2010:

James Kayler:

I guess speaking of given just the timing of the call because it’s your year end, can you give us the sense for how fiscal first quarter was just in terms of — maybe just directionally versus you know the last year and maybe how the holidays kind of shook out in terms of just the macro environment?

Catherine Walker:

I’m going to take the holiday shakeout, then I’ll let David take the other part of your question, James. We are extremely excited because the Niagara Falls property experienced its second highest net revenue day in history this New Year’s Eve.

James Kayler:	Excellent.

David Sheridan:	James, as we look at Q1 of 2010, you know that obviously we’re working through closing our quarter right now and we’ll be posting those earnings you know in a few weeks here.

But as we look at Q1, what I can tell you is that the — from a net revenue perspective, our net revenues in Q1 they’re a lot better than what we saw in the fourth quarter of 2009. You know at this point preliminarily we’re looking to be a couple of points off for Q1 on our net revenue.